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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF ALLERGAN, INC.

                             A DELAWARE CORPORATION

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                                                              PLACE OF INCORPORATION
NAME OF SUBSIDIARY                                            OR ORGANIZATION
------------------                                            ---------------
Allergan-Loa S.A.I.C. y F.                                    Argentina
Allergan S.A.I.C. y F.                                        Argentina
Lorsen S.A.                                                   Argentina
Allergan Australia Pty Limited                                Australia
Allergan Holdings Pty Limited*                                Australia
Amawind Pty Limited                                           Australia
Pacific Eyecare Pty Limited                                   Australia
Allergan Warenvertriebsgesellschaft mbH*                      Austria
Allergan N.V.                                                 Belgium
Optical Micro Systems Europe N.V.*                            Belgium
Allergan-Lok Produtos Farmaceuticos Ltda.                     Brazil
Allergan Inc.                                                 Canada
CrownPharma Canada Inc.                                       Canada
Allergan Laboratorios Limitada                                Chile
Allergan Pharmaceutical (Hangzhou) Co. Ltd.                   China
Allergan de Colombia S.A.                                     Colombia
Allergan A/S                                                  Denmark
Allergan France S.A.                                          France
Allergan Optical GmbH *                                       Germany
Pharm-Allergan GmbH                                           Germany
Allergan Asia Limited                                         Hong Kong
Allergan Botox Limited                                        Ireland
Allergan Ireland (Sales) Limited*                             Ireland
Allergan Sales, Limited                                       Ireland
Allergan Services International,  Limited                     Ireland
Allergan Trading International, Limited                       Ireland
CrownPharma Limited                                           Ireland
Allergan S.p.A.                                               Italy
Allergan K.K.                                                 Japan
Allergan Korea Ltd.                                           Korea
Allergan Afrasia Limited                                      Malta
Allergan S.A. de C.V.                                         Mexico
Laboratoires Allergan Dulcis S.A.M.*                          Monaco
Pharmac, S.A.M.                                               Monaco
Allergan B.V.                                                 Netherlands
Allergan New Zealand Limited                                  New Zealand
Allergan AS                                                   Norway
Allergan Pakistan (Private) Limited                           Pakistan
Allergan Inter America, S.A.*                                 Panama
Allergan Pharmaceuticals (Ireland) Ltd., Inc.                 Panama
Allergan Pte. Ltd.                                            Singapore
Allergan South Africa (Proprietary) Limited                   South Africa
Allergan Pharmaceuticals (Proprietary) Limited                South Africa
Allergan, S.A.                                                Spain
Allergan Norden AB                                            Sweden
Allergan AG                                                   Switzerland
Allergan Optik Mamulleri Sanayi Ve Ticaret Limited            Turkey
Allergan Farnborough Limited*                                 United Kingdom
Allergan Holdings Limited                                     United Kingdom
Allergan Limited                                              United Kingdom
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
Allergan Elite, Inc.                                          United States/CA
Allergan Optical Irvine, Inc.                                 United States/CA
Allergan Sales, Inc.(formerly Allergan Medical Optics)        United States/CA
Allergan Services, Inc.                                       United States/CA
AMO Puerto Rico, Inc. (formerly Allergan America)             United States/CA
Herbert Laboratories                                          United States/CA
Allergan America, Inc. (formerly Allergan Caribe, Inc.)       United States/DE
Allergan General, Inc.                                        United States/DE
Allergan Holdings, Inc.                                       United States/DE
Allergan Optical Inc.                                         United States/DE
Allergan Retinoid Corporation*                                United States/DE
AMO Holdings, Inc.                                            United States/DE
Optical Micro Systems, Inc.                                   United States/DE
Pacific I Limited, Inc.                                       United States/DE
Pacific General, Inc.                                         United States/DE
Pacific Vision Limited, Inc.                                  United States/DE
Allergan de Venezuela, S.A. (inactive)                        Venezuela
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                          ALLERGAN, INC.
                          Joint Ventures and
                          Partnerships


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NAME OF JOINT VENTURE:                 PLACE OF INCORPORATION/ORGANIZATION
---------------------                  -----------------------------------
J.V.  Allergan India  Limited                   India
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NAME OF PARTNERSHIP:                   PLACE OF FORMATION
--------------------                   ------------------
L.P.  Pacific Pharma L.P.                       Texas
L.P.  Vision Pharmaceuticals L.P.               Texas
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